Exhibit 99.1

       SOVEREIGN BANCORP, INC. REPORTS 2004 GAAP EARNINGS OF $454 MILLION; OPERATING AND CASH EARNINGS PER SHARE UP 13% TO $1.88 OR $617 MILLION

     Financial Highlights

     -- GAAP net income including all non-recurring and special charges for 2004 was $454 million or $1.36 per share. GAAP net income for the fourth quarter 2004 was $137 million or $.38 per share

     -- Full year 2004 operating and cash earnings were $617 million, up 28% from $482 million in 2003. Operating and cash earnings per share were $1.88 in 2004 as compared to $1.66 in 2003, up 13%.

     -- Operating and cash earnings for the fourth quarter of 2004 were $171 million, up 34% from $127 million in the same quarter a year ago. Operating and cash earnings per share for the fourth quarter were $.49 per share, up 14% from $.43 per share in the fourth quarter of 2003.

     -- Net interest margin expanded 12 basis points during the fourth quarter principally due to higher yields on the loan portfolio.

     -- Core bank margin expanded 16 basis points during the fourth quarter to 4.17%.

     -- The bank reduced the investment portfolio by $2.6 billion, or 18%, during the quarter, in addition to a $1.1 billion reduction during the third quarter 2004.

     -- Consumer and Commercial loans, excluding the impact of acquisitions, increased 28% and 10%, respectively, from the fourth quarter of 2003.

     -- Core deposits increased 19% from the fourth quarter of 2003. Excluding acquisitions, core deposits increased 4% from the fourth quarter of 2003.

     -- Consumer Banking and Commercial Banking fee revenues were $68 million, up 26%, and $33 million, up 14%, respectively, from the fourth quarter of 2003.

     -- The provision for loan losses was $27.0 million in this quarter. The provision exceeded net charge-offs by $2.1 million.

     -- Non-performing assets decreased to .29% of total assets at December 31, 2004, versus .30% at September 30, 2004. Non-performing assets declined $8.7 million to $160 million.

     -- Equity to assets ratio was 9.16% at December 31, 2004, compared to 7.49% at December 31, 2003. The Tier 1 leverage ratio was 7.05% at December 31, 2004 versus 5.61% at December 31, 2003.

    PHILADELPHIA, Jan. 18 /PRNewswire-FirstCall/ -- Sovereign Bancorp, Inc. ("Sovereign") (NYSE: SOV), parent company of Sovereign Bank ("Bank"), today reported fourth quarter 2004 net income of $137 million, or $.38 per diluted share, as compared to $113 million, or $.38 per diluted share, for the fourth quarter of 2003. Net income in the fourth quarter of 2004 included the previously announced non-operating and non-cash charge of $20.9 million after-tax, or $.06 per share, related to an other-than-temporary impairment charge for certain Fannie Mae and Freddie Mac preferred stock.

    Effective in the fourth quarter of 2004, Sovereign has redefined its definition of operating and cash earnings and related per share amounts to exclude most non-cash, non-operating charges; such as, the after-tax effect of amortization of intangible assets, stock-based non-cash compensation expense associated with stock options, restricted stock, bonus deferral plans and ESOP awards, in addition to special items. The revised definitions of operating and cash earnings and a reconciliation of these items to net income, as well as the related per share amounts, are included in a later section of this release. Since most of these items are difficult to predict and make the results of normal operations less clear, management believes the presentation of financial measures excluding the impact of these items provides useful supplemental information in evaluating the operating results of Sovereign's core businesses.

    Excluding the above-mentioned charges, operating and cash earnings for the fourth quarter of 2004 increased to $171 million, or $.49 per diluted share, as compared to $127 million, or $.43 per diluted share, for the fourth quarter of 2003.

    For the year ended December 31, 2004, Sovereign reported net income in accordance with generally accepted accounting principles of $454 million, or $1.36 per diluted share, as compared to $402 million, or $1.38 per diluted share for 2003. Net income and earnings per share in 2004 were negatively impacted by non-recurring merger and integration charges related to the acquisitions of First Essex Bancorp, Inc. ("First Essex") and Seacoast Financial Services Corporation ("Seacoast"), incremental one time additional loan loss provision related to the First Essex acquisition, a non-recurring charge associated with the early redemption of high-cost debt, accounting changes related to the adoption of EITF 04-08, and an other-than-temporary impairment non-cash charge due to a write-down on certain Fannie Mae and Freddie Mac preferred stock. Net income in 2003 included a charge on the early extinguishment of Sovereign debt. Excluding these items and non-cash charges, operating and cash earnings increased 28% to $617 million, up from $482 million. Operating and cash earnings per diluted share were $1.88 in 2004, up 13% over $1.66 per diluted share, in 2003. A reconciliation of net income and operating and cash earnings, as well as the related earnings per share amounts, is included in a later section of this release.

    Commenting on results for the full year 2004 and the fourth quarter of 2004, Jay S. Sidhu, Sovereign's Chairman and Chief Executive Officer, said, "2004 proved to be another successful year for Sovereign as we met or exceeded our goals for the year. We delivered 13% growth in our operating and cash earnings per share. We improved the quality of our balance sheet by significantly reducing the investment portfolio as a percentage of total assets down to 21% and removing most of the high-cost debt incurred in the Fleet branch acquisition. We experienced significant improvement in credit quality with annual net charge-offs of 36 basis points, ahead of our stated goal for annualized NCOs of 40 basis points or less during the second half of 2004. Our efficiency ratio improved approximately 100 basis points during the year, consistent with our annual goal. Commercial and consumer banking fees reached all-time highs. We successfully integrated our First Essex and Seacoast acquisitions and are set to close our acquisition of Waypoint Financial Corp this week." Sidhu continued, "For quite some time now we have been saying rising rates are good for Sovereign. As a result of higher short- term rates, the third quarter debt redemption and deleveraging of the investment portfolio, we saw a 12 basis point expansion in our fourth quarter net interest margin. Even better, we saw a 16 basis point expansion in our core bank spread for the quarter."

    Net Interest Income, Margin and Continued Reduction of Investment
Portfolio

    Sovereign reported net interest income of $387 million for the fourth quarter of 2004, an increase of $78.5 million, or 25%, compared to the fourth quarter of 2003. On a linked-quarter basis, net interest income increased by $24.1 million, or 6.6%, in spite of a $2.6 billion reduction in the investment portfolio. As a result of higher short-term interest rates, commercial loan yields increased by 35 basis points and consumer loan yields increased by 25 basis points during the quarter. Most of Sovereign's variable rate consumer loans have repricing periods that lag rate changes by one quarter or more. Deposit costs increased by only 8 basis points in the fourth quarter.

    Net interest margin was 3.29% for the fourth quarter of 2004, compared to 3.17% in the third quarter of 2004 and 3.39% in the fourth quarter of 2003.

    Sovereign reduced its investment portfolio by $2.6 billion during the fourth quarter of 2004. This was in addition to a $1.1 billion reduction during third quarter 2004. "We believe deleveraging the wholesale portion of the balance sheet, even though we are sacrificing short-term earnings, is a prudent action in the present environment," said Sidhu. "With this in mind, we also encouraged Waypoint Bank to deleverage its balance sheet significantly, focusing more on core earnings. We view the investment portfolio, especially in a flatter yield curve environment, primarily as a tool to manage interest rate and liquidity risk and hence are focusing much more on commercial and consumer loan growth, higher fee income and deposit growth while watching our expenses and risks," Sidhu continued.

    Non-Interest Income
    Sovereign's consumer and commercial banking fees continued to generate record levels. Consumer banking fees increased by $14.0 million, or 26%, compared to the same period in 2003. Commercial banking fees increased $4.1 million to $32.8 million, or 14%, over the same period a year ago, primarily driven by growth in loan fees.

    Mortgage banking revenues for the quarter were $4.7 million, compared to a loss of $4.1 million last quarter and revenue of $15.7 million in the same quarter a year ago. Due to changes in prepayment speeds and interest rates during the quarter, a $1.7 million reversal of a valuation reserve for mortgage servicing rights was recorded. This compares to a servicing rights impairment charge of $9.4 million recorded in the third quarter of 2004 and an impairment charge of $1.1 million in the fourth quarter of 2003. Mortgage banking results are summarized in the financial tables attached to this release. As of December 31, 2004, mortgage servicing rights, net of reserves of $7.1 million, were $74.0 million and our servicing portfolio was $6.3 billion, with a capitalized cost of 117 basis points.

    As discussed in a prior press release, Sovereign recorded an other-than-temporary non-operating and non-cash charge of $20.9 million after-tax related to certain Fannie Mae and Freddie Mac preferred stock in the fourth quarter of 2004. This was partially offset by gains on sales of investments of $7.4 million. This compares to net gains of $20.2 million recorded in the third quarter of 2004 and $10.2 million in the fourth quarter of 2003.

    Non-Interest Expense
    G&A expenses for the quarter were $257 million, up 8.2% from $238 million in the third quarter and up 18% from $218 million a year ago. Excluding approximately $59 million of G&A expense related to the First Essex and Seacoast acquisitions, G&A expenses for the year increased only 3.6% from 2003 levels. Commenting on fourth quarter non-interest expense, James D. Hogan, Sovereign's Chief Financial Officer, noted, "We committed to improving our efficiency ratio by 100 basis points in 2004 and have met that goal. Our efficiency ratio for the full year 2004 was 50.3%, an improvement of approximately 100 basis points. For the fourth quarter, our efficiency ratio dropped to 50.1%. We hope to have the efficiency ratio in the high forties in 2005."

    On an operating and cash basis, Sovereign's effective tax rate was 22.9% in the fourth quarter and 24.6% for the full year.

    Franchise Growth
    Sovereign's total loan portfolio increased during the fourth quarter by $1.4 billion to $36.6 billion reflecting an annualized growth rate of 16%. Commercial and consumer loan demand remained strong in its market with Sovereign continuing to take advantage of disruptions in its marketplace as a result of bank mergers. The following table depicts Sovereign's loan composition as of December 31, 2004 ($ in millions):
                                              4Q04%
Loan Category             Ending Balance     of Loans   4Q04 Yield   3Q04 Yield
----------------------   ---------------   ----------   ----------   ----------
Commercial               $        13,864         37.8%        5.26%        4.91%
Consumer                          14,269         39.0         5.35%        5.10%
Residential mortgage               8,498         23.2         5.24%        5.21%
Total Loans              $        36,631          100%        5.29%        5.05%

    Core deposits increased 4% over the fourth quarter of 2003, excluding acquisitions. Core deposits were down slightly during the quarter at $25.4 billion, with new business being offset by run-off occurring principally in high-rate money market deposits. Demand, NOW and savings deposit categories showed net growth for the quarter at an annualized rate of 5%. Total deposits decreased during the quarter to $32.6 billion, principally due to planned decreases in higher cost deposits. Time deposits account for only 22% of total deposits at December 31, 2004. The following table summarizes Sovereign's deposit position as of December 31, 2004 ($ in millions):

                                            4Q04% of
Deposit Category        Ending Balance   Total Deposits   4Q04 Cost   3Q04 Cost
---------------------   --------------   --------------   ---------   ---------
Demand deposits         $        5,087             15.6%        0.0%        0.0%
NOW accounts                     7,839             24.1        1.08         .91
Customer repurchase
 agreements                        838              2.6        1.42         .96
Savings                          3,807             11.7         .60         .55
Money market                     7,870             24.2        1.21        1.16
Total Core                      25,441             78.2        0.85%       0.76%
Time Deposits                    7,114             21.8        2.08        2.04
Total Deposits          $       32,555              100%       1.12%       1.04%

    Core Bank Spread
    Average loan yields increased to 5.29% during fourth quarter from 5.05% in the third quarter, while deposit costs only increased 8 basis points to 1.12%. Hence, core bank margin (loan yield less deposit cost) expanded by 16 basis points during the fourth quarter to 4.17%.

    Asset Quality
    Sovereign's credit quality continued to improve in the fourth quarter of 2004. Non-performing assets ("NPAs") declined $8.7 million during the quarter to $160 million at December 31, 2004. NPAs to total assets decreased to .29% during the fourth quarter of 2004, compared to .30% at September 30, 2004. Sovereign's provision for loan losses was $27.0 million this quarter compared to $25.0 million in the third quarter and $40.0 million in the fourth quarter of 2003. The allowance for loan losses to total loans decreased slightly to 1.12% at December 31, 2004, as compared to 1.15% at September 30, 2004 and 1.25% at December 31, 2003. The allowance for loan losses to non-performing loans now stands at 285%, as compared to 276% at September 30, 2004 and 164% at December 31, 2003.

    Strong Capital Growth
    Capital expanded to the highest level in recent history. Sovereign's Tier 1 leverage ratio was 7.05% at December 31, 2004. Tangible common equity to tangible assets, excluding other comprehensive income ("OCI"), was 5.25% and including OCI was 5.00%. The equity to assets ratio was 9.16% at December 31, 2004. Sovereign Bank's Tier 1 leverage ratio was 7.21% and the bank's risk-based capital ratio was 11.55% at December 31, 2004. "Our year-end 2005 Tier 1 Leverage goal remains at 6.50% to 7.00%, after giving effect to our acquisition of Waypoint and any share buy-backs," commented Hogan.

    Non-Operating Accounting Changes for 2004
    Effective in the fourth quarter 2004, Sovereign adopted EITF 04-8, which eliminates certain accounting benefits of convertible securities with contingent conversion features by requiring such instruments to be accounted for under the if-converted method for diluted earnings per share purposes only. Issuers whose contingent convertible debt can be settled in stock are required to increase the number of shares used in diluted earnings per share calculations by the total number of shares underlying the contingent convertible debt, regardless of conversion price. As a result of this adoption, prior period GAAP earnings per share have been restated resulting in a downward restatement of full year 2004 diluted GAAP earnings per share. The reconciliation of net income and operating and cash earnings per share amounts is included in a later section of this release.

    Looking Ahead
    "As we begin 2005, we look forward to welcoming Waypoint's customers, shareholders, and team members to Sovereign and striving to achieve the goals we set out in 2000 for at least $2.00 in operating and cash earnings by 2005," Sidhu commented. "We are comfortable with the analysts' mean estimate for 2005 of $1.90 per share, which implies $2.07 in operating and cash earnings per share. Management's goal is to strive for about $2.10 or higher in operating and cash earnings per share for 2005, excluding an after-tax merger and integration charge of $.04 to $.06 per share expected during the first quarter and after-tax non-cash charges of approximately $.17 per share. In addition, we hope to initiate our stock buy-back plans following the Waypoint closing," Sidhu concluded.

    Based upon our January 14 stock price of $21.96, Sovereign is trading at a P/E of 11.6x analysts mean 2005 estimate and 152% of current book value. The book value per share at December 31, 2004 was $14.41.

    Sovereign Bancorp, Inc., ("Sovereign") (NYSE: SOV), is the parent company of Sovereign Bank, pro forma a $60 billion financial institution with more than 650 community banking offices, over 1,000 ATMs and approximately 9,500 team members in the Northeast United States. Sovereign offers a broad array of financial services and products including retail banking, business and corporate banking, cash management, capital markets, trust and wealth management and insurance. Pro forma for pending acquisitions, Sovereign is the 18th largest banking institution in the United States. For more information on Sovereign Bank, visit http://www.sovereignbank.com or call 1-877-SOV-BANK.

    Interested parties will have the opportunity to listen to a live web-cast of Sovereign's Fourth Quarter 2004 earnings call on Wednesday, January 19 beginning at 8:30 a.m. ET at http://www.sovereignbank.com >Investor Relations >News >Conference Calls/Webcasts; or http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=67999&eventID=986575. The web-cast replay can be accessed anytime from 11:00 a.m. ET on January 19, 2005 through 12:00 a.m. ET (midnight) on March 19, 2005. Questions may be submitted during the call via email to investor@sovereignbank.com. A telephone replay will be accessible from 11:00 a.m. ET on January 19, 2005 through 12:00 a.m. ET (midnight) on January 24, 2005 by dialing 800-642-1687, confirmation id #3143090.

    Note:
    This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). Sovereign's management uses the non-GAAP measures of Operating and Cash Earnings, and the related per share amount, in their analysis of the company's performance. This measure, as used by Sovereign, adjusts net income determined in accordance with GAAP to exclude the effects of special items, including significant gains or losses that are unusual in nature or are associated with acquiring and integrating businesses, and certain non-cash charges. Operating and cash earnings for 2004 represent net income adjusted for the after-tax effects of merger-related and integration charges and the loss on early extinguishment of debt, the fourth quarter adoption of EITF 04-8, other-than-temporary non-cash impairment charges on Fannie Mae and Freddie Mac preferred equity securities, the amortization of intangible assets and stock-based compensation expense associated with stock options, restricted stock, bonus deferral plans and ESOP awards. The forward-looking operating and cash earnings guidance for 2005 excludes the after-tax effects of anticipated merger-related and integration charges, amortization of intangible assets and stock-based compensation expense associated with stock options, restricted stock, bonus deferral plans and ESOP awards. Since certain of these items and their impact on Sovereign's performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information in evaluating the operating and cash results of Sovereign's core businesses. These disclosures should not be viewed as a substitute for net income determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

    This press release contains statements of Sovereign's strategies, plans, and objectives, as well as estimates of future operating and cash results for 2005 and beyond for Sovereign Bancorp, Inc. as well as estimates of financial condition, operating and cash efficiencies and revenue generation. These statements and estimates constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995), which involve significant risks and uncertainties. Actual results may differ materially from the results discussed in these forward-looking statements. Factors that might cause such a difference include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; Sovereign's ability in connection with any acquisition to complete such acquisition and to successfully integrate assets, liabilities, customers, systems and management personnel Sovereign acquires into its operations and to realize expected cost savings and revenue enhancements within expected time frame; the possibility that expected one time merger-related charges are materially greater than forecasted or that final purchase price allocations based on the fair value of acquired assets and liabilities and related adjustments to yield and/or amortization of the acquired assets and liabilities at any acquisition date are materially different from those forecasted; and other economic, competitive, governmental, regulatory, and technological factors affecting the Company's operations, integrations, pricing, products and services.

     Sovereign Bancorp, Inc. and Subsidiaries
     FINANCIAL HIGHLIGHTS
     (unaudited)

                                                             Quarter Ended
                                       ---------------------------------------------------------
(dollars in millions, except            Dec. 31     Sept. 30    June 30     Mar. 31     Dec. 31
per share data)                           2004        2004        2004        2004        2003
-----------------------------------    ---------   ---------   ---------   ---------   ---------
Operating Data

Net income                             $   137.4   $    82.5   $   131.4   $   102.2   $   112.6
Net income for EPS purposes (1)            143.7        88.9       137.7       104.5       112.6
Operating earnings (2)                     171.2       161.6       147.2       136.9       127.3
Net interest income                        387.0       363.0       332.0       322.8       308.5
Provision for loan losses                   27.0        25.0        32.0        43.0        40.0
Total fees and other income before
 securities transactions                   126.5       108.3       124.2       109.1       121.2
Net gain (loss) on investment
 securities                                (24.7)       20.2         0.8        17.9        10.2
G&A expense                                257.3       237.7       224.6       223.1       217.6
Other expenses (3)                          30.5       129.1        28.1        48.6        27.4

Performance Statistics

Bancorp

Net interest margin (3)                     3.29%       3.17%       3.22%       3.28%       3.39%
Operating return on
 average assets (2)                         1.24%       1.20%       1.23%       1.20%       1.18%
Operating return on

 average equity (2)                        13.90%      14.14%      15.26%      15.47%      15.94%
Operating return on average
 tangible equity (2)                       27.23%      27.58%      25.40%      26.08%      27.13%
Annualized net loan charge-offs to
 average loans                              0.28%       0.25%       0.43%       0.51%       0.55%
Efficiency ratio (3) (4)                   50.10%      50.44%      49.22%      51.67%      50.65%

Per Share Data

Basic earnings per share               $    0.40   $    0.25   $    0.43   $    0.34   $    0.38
Diluted earnings per share (1)              0.38        0.24        0.41        0.33        0.38
Operating earnings per share (2)            0.49        0.47        0.47        0.45        0.43
Dividend declared per share                 .030        .030        .030        .025        .025
Book value (5)                             14.41       13.95       12.46       12.78       11.12
Common stock price:
  High                                     22.61       22.48       22.10       24.51       24.99
  Low                                      21.14       20.48       19.51       20.37       18.42
  Close                                $   22.55   $   21.82   $   22.10   $   21.42   $   23.75
Weighted average common shares:

  Basic                                    345.6       335.6       306.1       300.7       292.5
  Diluted (1)                              377.6       367.8       337.8       316.8       298.5
End-of-period common shares:
  Basic                                    346.1       345.3       306.2       306.4       293.1
  Diluted (1)                              378.2       377.3       338.2       337.8       299.4

                                                     Year to Date
                                             -----------------------------
(dollars in millions, except                    Dec. 31         Dec. 31
per share data                                    2004            2003
-----------------------------------------    -------------   -------------
Operating Data

Net income                                   $       453.6   $       401.9
Net income for EPS purposes (1)                      474.8           401.9
Operating earnings (2)                               616.8           481.6
Net interest income                                1,404.8         1,205.6
Provision for loan losses                            127.0           162.0
Total fees and other income before
 securities transactions                             468.1           455.5
Net gain (loss) on investment securities              14.2            66.1
G&A expense                                          942.7           852.4
Other expenses (3)                                   236.2           158.0

Performance Statistics

Bancorp

Net interest margin (3)                               3.24%           3.42%
Operating return on average assets (2)                1.22%           1.16%
Operating return on average equity (2)               14.61%          16.08%
Operating return on average tangible
 equity (2)                                          26.57%          28.98%
Annualized net loan charge-offs to
 average loans                                        0.36%           0.55%
Efficiency ratio (3) (4)                             50.33%          51.31%

Per Share Data

Basic earnings per share                     $        1.41   $        1.45
Diluted earnings per share (1)                        1.36            1.38
Operating earnings per share (2)                      1.88            1.66
Dividend declared per share                          0.115           0.100
Book value (5)                                       14.41           11.12
Common stock price:
  High                                               24.51           24.99
  Low                                                19.51           12.72
  Close                                      $       22.55   $       23.75
Weighted average common shares:

  Basic                                              322.3           277.3
  Diluted (1)                                        350.3           290.5
End-of-period common shares:
  Basic                                              346.1           293.1
  Diluted (1)                                        378.2           299.4

    NOTES:

    (1) Effective in the fourth quarter of 2004, Sovereign adopted EITF 04-8 "Accounting Issues Related to Certain Features of Contingently Convertible Debt and the Effect on Diluted Earnings per Share." This EITF requires the potential dilution from contingently convertible debt be included in the calculation of diluted earnings per share upon the issuance of the debt and that the after-tax impact of the interest expense on this debt be added back to net income for earnings per share purposes. Sovereign issued $800 million of contingently convertible trust preferred equity income redeemable securities in the first quarter of 2004. Prior period earnings per share were required to be restated. We have excluded the impact of this pronouncement in our calculation of 2004 operating earnings per share.

    (2) Operating earnings represent net income excluding the after-tax effects of special items, including significant gains or losses that are unusual in nature or are associated with acquiring or integrating businesses, losses on the early retirement of debt, other than temporary impairment charges on Fannie Mae and Freddie Mac preferred equity securities, amortization of intangible assets, and stock-based compensation arrangements. Additionally, for 2004, operating earnings excludes the impact of EITF 04-8. See Note 1 above for details of this accounting pronouncement and page I for a reconciliation of GAAP and Non-GAAP earnings.

    (3) Effective July 1, 2003, Sovereign elected to change the Company's accounting policy to treat trust preferred securities as liabilities and the associated dividends on the trust preferred securities as interest expense. Previously, this cost was classified within other expenses. This change in accounting policy did not have any impact on consolidated shareholders' equity or net income; however, it did result in an increase in liabilities of $207.6 million at July 1, 2003 and an increase of $5 million and $3 million in net interest expense, with a corresponding decrease in other expense, for the three-month periods ended September 30, 2003 and December 31, 2003, respectively. Prior periods have not been adjusted to conform with this change in accounting policy.

    (4) Efficiency ratio equals general and administrative expense as a percentage of total revenue, defined as the sum of net interest income and total fees and other income before securities transactions.

    (5) Book value equals stockholders' equity at period-end divided by common shares outstanding.

     Sovereign Bancorp, Inc. and Subsidiaries
     FINANCIAL HIGHLIGHTS
     (unaudited)

                                                        Quarter Ended
                                --------------------------------------------------------------
                                  Dec. 31     Sept. 30     June 30       Mar. 31      Dec. 31
(dollars in millions)              2004         2004         2004         2004         2003
-----------------------------   ----------   ----------   ----------   ----------   ----------
Financial Condition Data:

General
  Total assets                  $   54,471   $   55,755   $   48,687   $   47,043   $   43,505
  Loans                             36,631       35,262       29,130       27,739       26,149
  Total deposits and customer
   related accounts:                32,556       33,102       29,001       28,118       27,344
    Core deposits and other
     customer related
     accounts                       25,441       25,744       22,824       21,939       21,334
    Time deposits                    7,114        7,358        6,176        6,179        6,010
  Borrowings                        16,140       16,919       15,157       14,262       12,198
  Minority interests                   204          203          203          203          202
  Stockholders' equity               4,988        4,815        3,815        3,916        3,260
  Goodwill                           2,125        2,103        1,289        1,293        1,027
  Core deposit intangible              257          305          249          262          269

Asset Quality
  Non-performing assets         $    160.1   $    168.8   $    176.1   $    212.0   $    220.4
  Non-performing loans          $    143.6   $    147.5   $    152.2   $    188.6   $    199.4
  Non-performing assets to
   total assets                       0.29%        0.30%        0.36%        0.45%        0.51%
  Non-performing loans to
   total loans                        0.39%        0.42%        0.52%        0.68%        0.76%
  Allowance for loan losses     $    408.7   $    406.6   $    352.6   $    351.0   $    327.9
  Allowance for loan losses
    to total loans                    1.12%        1.15%        1.21%        1.27%        1.25%
  Allowance for loan losses
    to non-performing loans            285%         276%         232%         186%         164%

Capitalization - Bancorp (1)
  Stockholders' equity to
   total assets                       9.16%        8.64%        7.84%        8.32%        7.49%
  Tier 1 leverage capital
   ratio                              7.05%        6.56%        7.13%        7.12%        5.61%
  Tangible equity to tangible
   assets, excluding OCI              5.25%        4.77%        5.28%        5.19%        4.80%
  Tangible equity to tangible
   assets, including OCI              5.00%        4.51%        4.83%        5.19%        4.66%

Capitalization - Bank (1)
  Stockholders' equity to
   total assets                      10.77%       10.20%        9.12%        9.60%        8.99%
  Tier 1 leverage capital
   ratio                              7.21%        6.66%        6.85%        6.82%        6.66%
  Tier 1 risk-based capital
   ratio                              8.72%        8.51%        8.92%        8.82%        8.60%
  Total risk-based capital
   ratio                             11.55%       11.43%       12.12%       12.13%       12.12%

    (1) All capital ratios are calculated based upon adjusted end of period assets consistent with OTS guidelines. The current quarter ratios are estimated as of the date of this earnings release.

     Sovereign Bancorp, Inc. and Subsidiaries
     CONSOLIDATED BALANCE SHEETS
     (unaudited)

                                        Dec. 31        Sept. 30       June 30
(dollars in thousands)                    2004           2004           2004
-----------------------------------   ------------   ------------   ------------
Assets
Cash and amounts due
 from depository institutions         $  1,160,922   $  1,266,044   $  1,026,719
Investments:
    Available-for-sale                   7,642,558     10,111,845     10,493,897
    Held-to-maturity                     3,904,319      4,027,472      4,007,041
       Total investments                11,546,877     14,139,317     14,500,938
Loans:
    Commercial                          13,864,240     13,445,735     12,251,456
    Consumer                            14,269,343     13,856,992     11,986,107
    Residential mortgages                8,497,496      7,958,974      4,892,305
       Total loans                      36,631,079     35,261,701     29,129,868
Less allowance for loan losses            (408,716)      (406,612)      (352,637)
       Total loans, net                 36,222,363     34,855,089     28,777,231
Premises and equipment, net                353,337        352,089        286,682
Accrued interest receivable                226,012        225,918        196,347
Goodwill                                 2,125,081      2,103,158      1,289,340
Core deposit intangible                    256,694        304,754        249,169
Bank owned life insurance                  885,807        879,189        851,155
Other assets                             1,694,220      1,629,450      1,509,296
       Total assets                   $ 54,471,313   $ 55,755,008   $ 48,686,877
Liabilities and Stockholders'
 Equity
Liabilities:
Deposits and other customer related
 accounts:
    Core and other customer related
     accounts                         $ 25,441,145   $ 25,743,796   $ 22,824,310
    Time deposits                        7,114,373      7,357,882      6,176,310
       Total                            32,555,518     33,101,678     29,000,620
Borrowings and other debt
 obligations                            16,140,128     16,919,164     15,157,017
Other liabilities                          583,389        715,326        511,131
       Total liabilities                49,279,035     50,736,168     44,668,768
Minority interests                         203,906        203,488        202,919
Stockholders' equity:
    Common Stock                         2,949,870      2,934,733      2,105,312
    Warrants and stock options             317,842        318,874        306,594
    Unallocated ESOP shares                (23,707)       (26,078)       (26,078)
    Treasury stock                         (19,136)       (19,767)       (20,242)
    Accumulated other
     comprehensive (loss) / income        (108,092)      (136,645)      (222,499)
    Retained earnings                    1,871,595      1,744,235      1,672,103
       Total stockholders' equity        4,988,372      4,815,352      3,815,190
       Total liabilities and
        stockholders' equity          $ 54,471,313   $ 55,755,008   $ 48,686,877

                                          Mar. 31         Dec. 31
(dollars in thousands)                      2004            2003
-------------------------------------   ------------    ------------
Assets
Cash and amounts due
from depository institutions            $    893,193    $    950,302
Investments:
    Available-for-sale                    11,912,292      10,102,619
    Held-to-maturity                       2,489,030       2,516,352
       Total investments                  14,401,322      12,618,971
Loans:
    Commercial                            11,919,975      11,063,686
    Consumer                              11,012,103      10,010,289
    Residential mortgages                  4,806,494       5,074,684
       Total loans                        27,738,572      26,148,659
Less allowance for loan losses              (351,007)       (327,894)
       Total loans, net                   27,387,565      25,820,765
Premises and equipment, net                  289,517         273,278
Accrued interest receivable                  188,002         190,714
Goodwill                                   1,292,809       1,027,292
Core deposit intangible                      261,582         268,759
Bank owned life insurance                    841,568         801,535
Other assets                               1,487,657       1,553,713
       Total assets                     $ 47,043,215    $ 43,505,329

Liabilities and Stockholders' Equity
Liabilities:
Deposits and other customer related
 accounts:

    Core and other customer related
     accounts                           $ 21,939,435    $ 21,334,106
    Time deposits                          6,178,871       6,009,902
       Total                              28,118,306      27,344,008
Borrowings and other debt obligations     14,261,686      12,197,603
Other liabilities                            545,084         501,176
       Total liabilities                  42,925,076      40,042,787
Minority interests                           202,513         202,136
Stockholders' equity:
    Common Stock                           2,102,183       1,892,126
    Warrants and stock options               305,297          13,944
    Unallocated ESOP shares                  (26,078)        (26,078)
    Treasury stock                           (22,190)        (21,927)
    Accumulated other
     comprehensive (loss) / income             6,349         (52,924)
    Retained earnings                      1,550,065       1,455,265
       Total stockholders' equity          3,915,626       3,260,406
       Total liabilities and
        stockholders' equity            $ 47,043,215    $ 43,505,329

Sovereign Bancorp, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

                                                      Quarter Ended
                               --------------------------------------------------------------
(dollars in thousands,          Dec. 31      Sept. 30      June 30      Mar. 31     Dec. 31
 except per share data)          2004           2004        2004          2004       2003
----------------------------   ----------   ----------   ----------   ----------   ----------
Interest and dividend
 income:
   Interest on interest-
    earning deposits           $    1,721   $    1,505   $      980   $      528   $      385
   Interest on investment
    securities
      Available for sale          102,945      124,803      136,497      137,226      144,787
      Held to maturity             45,512       46,470       31,879       28,819        5,142
   Interest on loans              474,010      412,771      345,288      333,190      324,990
      Total interest and
       dividend income            624,188      585,549      514,644      499,763      475,304
Interest expense:
   Deposits and related
    customer accounts              91,731       83,160       63,142       65,012       68,647
   Borrowings                     145,445      139,439      119,463      111,935       98,178
      Total interest
       expense                    237,176      222,599      182,605      176,947      166,825
      Net interest
       income                     387,012      362,950      332,039      322,816      308,479
Provision for loan losses          27,000       25,000       32,000       43,000       40,000
      Net interest
       income after
       provision for
       loan losses                360,012      337,950      300,039      279,816      268,479
Non-interest income:
    Consumer banking fees          67,759       62,771       58,072       53,985       53,778
    Commercial banking
     fees                          32,843       31,757       30,552       28,685       28,766
    Mortgage banking
     revenue (1)                    4,726       (4,080)      16,436        5,427       15,725
    Capital markets
     revenue                        6,548        3,409        5,099        4,887        4,814
    Bank owned life
     insurance income              10,136        9,922        9,588        9,626       10,810
    Other                           4,480        4,498        4,499        6,444        7,262
      Total fees and other
       income before
       security gains             126,492      108,277      124,246      109,054      121,155
    Net gain/(loss) on
     securities                   (24,728)      20,247          829       17,881       10,232
      Total non-
       interest income            101,764      128,524      125,075      126,935      131,387
Non-interest expense:
General and
 administrative
    Compensation and
     benefits                     123,967      114,871      105,224      104,080       98,314
    Occupancy and
     equipment                     59,221       54,976       52,097       54,379       53,437
    Technology expense             21,486       18,935       19,333       17,605       19,145
    Outside services               13,901       14,332       12,746       12,336       14,148
    Marketing expense              13,089       11,983       10,751       10,700        8,385
    Other administrative
     expenses                      25,587       22,583       24,433       24,046       24,201
      Total general
       and administrative         257,251      237,680      224,584      223,146      217,630
Other expenses:
    Amortization of core
     deposit intangibles           17,670       19,836       17,576       17,553       17,823
    Trust preferred
     securities and other
     minority interest
     expense                        5,630        5,502        5,438        5,436        5,439
    Equity method
     investments (2)               11,875       10,257        7,327        2,012        4,159
    Loss/(gain) on debt
     extinguishment                   500       65,546       (2,285)           -            -
    Merger-related and
     integration charges           (5,169)      27,941            -       23,587            -
       Total other
        expenses                   30,506      129,082       28,056       48,588       27,421
        Total non-
        interest
        expense                   287,757      366,762      252,640      271,734      245,051
       Income before
        income taxes              174,019       99,712      172,474      135,017      154,815
Income tax expense                 36,590       17,170       41,120       32,790       42,228
       Net income              $  137,429   $   82,542   $  131,354   $  102,227   $  112,587

(1) Mortgage banking
activity is summarized below:
Gains on sale of mortgage
 loans and mortgage
 backed securities             $    2,438   $    4,090   $    2,808   $   16,469   $    9,457
Net gains/(loss) recorded
 under SFAS 133                      (111)        (112)      (1,878)          81        7,895
Mortgage servicing fees,
 net of mortgage servicing
 rights amortization                  664        1,343       (1,628)         137         (479)
Mortgage servicing right
 (impairments)/recoveries           1,735       (9,401)      17,134      (11,260)      (1,148)
    Total mortgage
     banking revenues          $    4,726   $   (4,080)  $   16,436   $    5,427   $   15,725

(2) During the second quarter of 2004, Sovereign made a $60 million investment in a synthetic fuel partnership which is accounted for as an equity method investment. As a result of the increasing significance of our equity method investment portfolios, Sovereign reclassified the income statement effects of these items to other expenses.

                                                        Year to Date
                                                -----------------------------
(dollars in thousands, except per                  Dec. 31         Dec. 31
 share data)                                        2004            2003
---------------------------------------------   -------------   -------------
Interest and dividend income:
   Interest on interest-earning
    deposits                                    $       4,734   $       2,141
   Interest on investment securities
     Available for sale                               501,471         584,697
     Held to maturity                                 152,680          27,123
   Interest on loans                                1,565,259       1,315,790
     Total interest and dividend income             2,224,144       1,929,751
Interest expense:
   Deposits and related customer accounts             303,045         320,689
   Borrowings                                         516,282         403,434
     Total interest expense                           819,327         724,123
     Net interest income                            1,404,817       1,205,628
Provision for loan losses                             127,000         161,957
     Net interest income after
      provision for loan losses                     1,277,817       1,043,671
Non-interest income:
   Consumer banking fees                              242,587         208,819
   Commercial banking fees                            123,837         107,973
   Mortgage banking revenue (1)                        22,509          50,018
   Capital markets revenue                             19,943          27,014
   Bank owned life insurance income                    39,272          43,338
   Other                                               19,921          18,357
     Total fees and other income before
      security gains                                  468,069         455,519
   Net gain/(loss) on securities                       14,229          66,057
     Total non-interest income                        482,298         521,576
Non-interest expense:
General and administrative
   Compensation and benefits                          448,142         388,750
   Occupancy and equipment                            220,673         210,761
   Technology expense                                  77,359          73,032
   Outside services                                    53,315          53,436
   Marketing expense                                   46,523          38,824
   Other administrative expenses                       96,649          87,561
     Total general and administrative                 942,661         852,364
Other expenses:
   Amortization of core deposit intangibles            72,635          73,835
   Trust preferred securities and other
    minority interest expense                          22,006          42,813
   Equity method investments (2)                       31,471          11,498
   Loss/(gain) on debt extinguishment                  63,761          29,838
   Merger-related and integration charges              46,359               -
     Total other expenses                             236,232         157,984
       Total non-interest expense                   1,178,893       1,010,348
     Income before income taxes                       581,222         554,899
Income tax expense                                    127,670         153,048
     Net income                                 $     453,552   $     401,851

(1) Mortgage banking activity is
summarized below:
Gains on sale of mortgage loans and
 mortgage backed securities                     $      25,805   $      61,224
Net gains/(loss) recorded under SFAS 133               (2,020)          1,709
Mortgage servicing fees, net of
 mortgage servicing rights amortization                   516         (12,120)
Mortgage servicing right
 (impairments)/recoveries                              (1,792)           (795)
     Total mortgage banking revenues            $      22,509   $      50,018

(2) During the second quarter of 2004, Sovereign made a $60 million investment in a synthetic fuel partnership which is accounted for as an equity method investment. As a result of the increasing significance of our equity method investment portfolios, Sovereign reclassified the income statement effects of these items to other expenses.

Sovereign Bancorp, Inc. and Subsidiaries
AVERAGE BALANCE, INTEREST AND YIELD/RATE ANALYSIS
(unaudited)

                                                              Quarter Ended
                                                            December 31, 2004
                                             -----------------------------------------------
                                                Average                            Yield/
(dollars in thousands)                          Balance        Interest (1)         Rate
------------------------------------------   -------------    -------------    -------------
Earning assets:
   Investment securities                     $  13,040,062    $     160,592             4.93%
   Loans:
    Commercial                                  13,599,851          179,698             5.26%
    Consumer                                    14,020,882          188,307             5.35%
    Residential mortgages                        8,199,190          107,327             5.24%
    Total loans                                 35,819,923          475,332             5.29%
    Allowance for loan losses                     (407,518)
    Total earning assets                        48,452,467    $     635,924             5.24%
Other assets                                     6,297,437
    Total assets                             $  54,749,904

Funding liabilities:
  Deposits and other customer related
   accounts:
      Demand deposit accounts                $   5,103,981    $           -             0.00%
      NOW accounts                               7,544,694           20,536             1.08%
      Customer repurchase agreements               851,928            3,044             1.42%
      Savings accounts                           3,821,004            5,802             0.60%
      Money market accounts                      8,082,448           24,599             1.21%
    Core and other customer related
     accounts                                   25,404,055           53,981             0.85%
    Time deposits                                7,221,061           37,750             2.08%
    Total                                       32,625,116           91,731             1.12%

  Borrowings:
    Federal Home Loan Bank advances             10,416,303          101,436             3.88%
    Fed funds and repurchase agreements          2,383,245           15,208             2.55%
    Other borrowings                             3,600,008           28,801             3.19%
    Total borrowings                            16,399,556          145,445             3.53%
    Total funding liabilities                   49,024,672          237,176             1.93%
Other liabilities                                  827,078
    Total liabilities                           49,851,750
Stockholders' equity                             4,898,154
    Total liabilities and
     stockholders' equity                    $  54,749,904
Net interest income                                           $     398,748
Interest rate spread                                                                    2.91%
Net interest margin                                                                     3.29%

                                                              Quarter Ended
                                                           September 30, 2004
                                             -----------------------------------------------
                                                Average                            Yield/
(dollars in thousands)                          Balance        Interest (1)         Rate
------------------------------------------   -------------    -------------    -------------
    Earning assets:
   Investment securities                     $  15,045,842    $     183,007             4.86%
   Loans:
    Commercial                                  13,006,393          162,723             4.91%
    Consumer                                    12,919,725          165,502             5.10%
    Residential mortgages                        6,675,476           86,906             5.21%
    Total loans                                 32,601,594          415,131             5.05%
    Allowance for loan losses                     (395,427)
    Total earning assets                        47,252,009    $     598,138             5.03%
Other assets                                     6,223,444
    Total assets                             $  53,475,453

Funding liabilities:
  Deposits and other customer related
   accounts:
      Demand deposit accounts                $   4,936,996    $           -             0.00%
      NOW accounts                               7,117,978           16,366             0.91%
      Customer repurchase agreements               821,182            1,977             0.96%
      Savings accounts                           3,621,567            4,966             0.55%
      Money market accounts                      8,256,017           24,040             1.16%
    Core and other customer related
     accounts                                   24,753,740           47,349             0.76%
    Time deposits                                6,985,446           35,811             2.04%
    Total                                       31,739,186           83,160             1.04%

  Borrowings:
    Federal Home Loan Bank advances              9,759,462           87,986             3.54%
    Fed funds and repurchase agreements          2,797,876           16,206             2.31%
    Other borrowings                             3,921,692           35,247             3.56%
    Total borrowings                            16,479,030          139,439             3.34%
    Total funding liabilities                   48,218,216          222,599             1.83%
Other liabilities                                  713,062
    Total liabilities                           48,931,278
Stockholders' equity                             4,544,175
    Total liabilities and
     stockholders' equity                    $  53,475,453
Net interest income                                           $     375,539
Interest rate spread                                                                    2.80%
Net interest margin                                                                     3.17%

                                                      Quarter Ended
                                                    December 31, 2003
                                          ------------------------------------
                                             Average                    Yield/
 (dollars in thousands)                     Balance      Interest (1)     Rate
---------------------------------------   ------------   ------------   ------
   Earning assets:
   Investment securities                  $ 12,417,048   $    159,376     5.13%
   Loans:
    Commercial                              10,880,892        128,094     4.62%
    Consumer                                 9,809,803        131,346     5.32%
    Residential mortgages                    4,726,609         66,774     5.65%
    Total loans                             25,417,304        326,214     5.08%
    Allowance for loan losses                 (323,285)
    Total earning assets                    37,511,067   $    485,590     5.14%
Other assets                                 5,122,980
    Total assets                          $ 42,634,047
Funding liabilities:
  Deposits and other customer related
   accounts:
      Demand deposit accounts             $  4,197,814   $          -     0.00%
      NOW accounts                           6,135,210         10,089     0.65%
      Customer repurchase agreements           963,885          1,516     0.62%
      Savings accounts                       3,138,766          4,329     0.55%
      Money market accounts                  6,744,627         15,526     0.91%
    Core and other customer related
     accounts                               21,180,302         31,460     0.59%
    Time deposits                            6,138,121         37,187     2.40%
    Total                                   27,318,423         68,647     1.00%
  Borrowings:
    Federal Home Loan Bank advances          6,192,197         69,045     4.38%
    Fed funds and repurchase agreements      2,281,145          5,996     1.05%
    Other borrowings                         2,905,569         23,137     3.15%
    Total borrowings                        11,378,911         98,178     3.40%
    Total funding liabilities               38,697,334        166,825     1.70%
Other liabilities                              769,280
    Total liabilities                       39,466,614
Stockholders' equity                         3,167,433
    Total liabilities and
     stockholders' equity                 $ 42,634,047
Net interest income                                      $    318,765
Interest rate spread                                                      2.98%
Net interest margin                                                       3.39%

(1)  Tax equivalent basis

Sovereign Bancorp, Inc. and Subsidiaries
AVERAGE BALANCE, INTEREST AND YIELD/RATE ANALYSIS
(unaudited)

                                                      Year to Date
                                                    December 31, 2004
                                          ------------------------------------
                                            Average                     Yield/
 (dollars in thousands)                     Balance      Interest (1)    Rate
---------------------------------------   ------------   ------------   ------

Earning assets:
   Investment securities                  $ 14,242,255   $    699,481     4.91%
   Loans:
     Commercial                             12,530,293        613,541     4.90%
     Consumer                               12,185,904        630,029     5.17%
     Residential mortgages                   6,215,557        328,625     5.29%
     Total loans                            30,931,754      1,572,195     5.08%
     Allowance for loan losses                (375,581)
     Total earning assets                   44,798,428   $  2,271,676     5.07%
Other assets                                 5,744,518
     Total assets                         $ 50,542,946
Funding liabilities:
  Deposits and other customer related
   accounts:
      Demand deposit accounts             $  4,698,584   $          -     0.00%
      NOW accounts                           6,744,813         56,503     0.84%
      Customer repurchase agreements           834,636          7,462     0.89%
      Savings accounts                       3,498,539         19,417     0.56%
      Money market accounts                  7,633,932         81,992     1.07%
    Core and other customer related
     accounts                               23,410,504        165,374     0.71%
    Time deposits                            6,599,223        137,671     2.09%
    Total                                   30,009,727        303,045     1.01%
  Borrowings:
    Federal Home Loan Bank advances          9,132,898        346,461     3.79%
    Fed funds and repurchase agreements      2,720,426         46,361     1.70%
    Other borrowings                         3,738,577        123,460     3.30%
    Total borrowings                        15,591,901        516,282     3.31%
    Total funding liabilities               45,601,628        819,327     1.80%
Other liabilities                              718,195
    Total liabilities                       46,319,823
Stockholders' equity                         4,223,123
    Total liabilities and
     stockholders' equity                 $ 50,542,946
Net interest income                                      $  1,452,349
Interest rate spread                                                      2.87%
Net interest margin                                                       3.24%

                                                      Year to Date
                                                    December 31, 2003
                                          ------------------------------------
                                            Average                     Yield/
 (dollars in thousands)                     Balance      Interest (1)    Rate
---------------------------------------   ------------   ------------   ------
Earning assets:
   Investment securities                  $ 12,025,913   $    637,992     5.31%
   Loans:
    Commercial                              10,619,491        530,968     5.00%
    Consumer                                 9,182,145        521,679     5.68%
    Residential mortgages                    4,520,506        266,809     5.90%
    Total loans                             24,322,142      1,319,456     5.42%
    Allowance for loan losses                 (315,075)
    Total earning assets                    36,032,980   $  1,957,448     5.43%
Other assets                                 5,370,184
    Total assets                          $ 41,403,164
Funding liabilities:
  Deposits and other customer related
   accounts:
      Demand deposit accounts             $  4,087,652   $          -     0.00%
      NOW accounts                           5,986,218         50,398     0.84%
      Customer repurchase agreements           989,401          7,154     0.72%
      Savings accounts                       3,109,844         22,403     0.72%
      Money market accounts                  6,286,992         68,458     1.09%
    Core and other customer related
     accounts                               20,460,107        148,413     0.73%
    Time deposits                            6,513,741        172,276     2.64%
    Total                                   26,973,848        320,689     1.19%
  Borrowings:
    Federal Home Loan Bank advances          5,948,085        293,982     4.94%
    Fed funds and repurchase agreements      2,050,401          9,877     0.48%
    Other borrowings                         2,292,602         99,575     4.34%
    Total borrowings                        10,291,088        403,434     3.92%
    Total funding liabilities               37,264,936        724,123     1.94%
Other liabilities                            1,142,485
    Total liabilities                       38,407,421
Stockholders' equity                         2,995,743
    Total liabilities and
     stockholders' equity                 $ 41,403,164
Net interest income                                      $  1,233,325
Interest rate spread                                                      2.98%
Net interest margin                                                       3.42%

(1)  Tax equivalent basis

Sovereign Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION
(unaudited)

NON-PERFORMING ASSETS

                                     Dec. 31      Sept. 30     June 30      Mar. 31      Dec. 31
(dollars in thousands)                 2004         2004        2004         2004          2003
---------------------------------   ----------   ----------   ----------   ----------   ----------
Non-accrual loans:
  Commercial                        $   80,799   $   89,061   $   90,370   $  113,734   $  129,029
  Consumer                              28,021       24,417       27,923       31,573       30,921
  Residential mortgages                 33,656       32,858       32,635       41,925       38,195
  Total non-accrual loans              142,476      146,336      150,928      187,232      198,145
Restructured loans                       1,097        1,205        1,262        1,378        1,235
  Total non-performing
   loans                               143,573      147,541      152,190      188,610      199,380
Real estate owned, net                  12,276       16,397       19,609       18,349       17,016
Other repossessed assets                 4,247        4,824        4,268        5,006        4,051
  Total non-performing
   assets                           $  160,096   $  168,762   $  176,067   $  211,965   $  220,447
Non-performing loans as
 a percentage of total
 loans                                    0.39%        0.42%        0.52%        0.68%        0.76%
Non-performing assets as
 a percentage of total
 assets                                   0.29%        0.30%        0.36%        0.45%        0.51%
Non-performing assets as
 a percentage of total
 loans, real estate
 owned and repossessed
 assets                                   0.44%        0.48%        0.60%        0.76%        0.84%
Allowance for loan
 losses as a percentage
 of non-performing loans                   285%         276%         232%         186%         164%

NET LOAN CHARGE-OFFS

                                Dec. 31   Sept. 30     June 30    Mar. 31    Dec. 31
Quarters ended (in thousands)    2004       2004        2004       2004       2003
-----------------------------  --------   --------    --------   --------   --------
Commercial real estate         $    614   $ (1,064)   $  6,117   $  3,558   $     98
Commercial and industrial
 and other                       10,357     10,823      14,502     19,767     25,755
Total Commercial                 10,971      9,759      20,619     23,325     25,853
Auto loans                       10,641      7,615       6,418      7,408      5,521
Home equity loans and other       2,840      2,770       3,268      3,605      3,277
Total Consumer                   13,481     10,385       9,686     11,013      8,798
Residential mortgages               444        326          65        209        138
  Total                        $ 24,896   $ 20,470    $ 30,370   $ 34,547   $ 34,789

DEPOSIT AND OTHER CUSTOMER RELATED ACCOUNT COMPOSITION - End of period

                                    Dec. 31       Sept. 30        June 30
Quarters ended (in thousands)        2004           2004           2004
------------------------------   ------------   ------------   ------------
Demand deposit accounts          $  5,087,531   $  5,072,090   $  4,698,610
NOW accounts                        7,838,584      7,748,012      6,554,831
Customer repurchase agreements        837,643        848,890        810,062
Savings accounts                    3,807,099      3,667,116      3,303,890
Money market accounts               7,870,288      8,407,688      7,456,917
Certificates of deposits            7,114,373      7,357,882      6,176,310
   Total                         $ 32,555,518   $ 33,101,678   $ 29,000,620

                                   Mar. 31         Dec. 31
Quarters ended (in thousands)        2004           2003
------------------------------   ------------   ------------
Demand deposit accounts          $  4,481,546   $  4,306,376
NOW accounts                        6,248,412      6,068,163
Customer repurchase agreements        789,524      1,017,544
Savings accounts                    3,317,836      3,098,892
Money market accounts               7,102,117      6,843,131
Certificates of deposits            6,178,871      6,009,902
  Total                          $ 28,118,306   $ 27,344,008


LOAN COMPOSITION - End of period

                                   Dec. 31       Sept. 30       June 30
Quarters ended (in thousands)       2004           2004           2004
-----------------------------   ------------   ------------   ------------
  Commercial real estate        $  5,824,133   $  5,800,536   $  5,050,915
  Commercial industrial loans      8,040,107      7,645,199      7,200,541
Total commercial loans            13,864,240     13,445,735     12,251,456
  Home equity loans                9,577,656      8,988,139      7,790,049
  Auto loans                       4,205,547      4,340,487      3,631,153
  Other                              486,140        528,366        564,905
Total consumer loans              14,269,343     13,856,992     11,986,107
Total residential loans            8,497,496      7,958,974      4,892,305
Total loans                     $ 36,631,079   $ 35,261,701   $ 29,129,868

                                   Mar. 31         Dec. 31
Quarters ended (in thousands)      2004            2003
                                ------------   ------------
  Commercial real estate        $  4,993,700   $  4,702,046
  Commercial industrial loans      6,926,275      6,361,640
Total commercial loans            11,919,975     11,063,686
  Home equity loans                6,971,401      6,457,682
  Auto loans                       3,621,169      3,240,383
  Other                              419,533        312,224
Total consumer loans              11,012,103     10,010,289
Total residential loans            4,806,494      5,074,684
Total loans                     $ 27,738,572   $ 26,148,659

      Sovereign Bancorp, Inc. and Subsidiaries
      SUPPLEMENTAL INFORMATION
      (unaudited)

    DEPOSIT AND OTHER CUSTOMER RELATED ACCOUNT COMPOSITION - Average

                                             Dec. 31      Sept. 30        June 30
Quarters ended (in thousands)                 2004           2004           2004
---------------------------------        ------------   ------------   ------------
  Demand deposit accounts                $  5,103,981   $  4,936,996   $  4,506,601
  NOW accounts                              7,544,694      7,117,978      6,313,501
  Customer repurchase agreements              851,928        821,182        784,850
  Savings accounts                          3,821,004      3,621,567      3,328,743
  Money market accounts                     8,082,448      8,256,017      7,167,639
  Certificates of deposits                  7,221,061      6,985,446      6,070,703
     Total                               $ 32,625,116   $ 31,739,186   $ 28,172,037

                                            Mar. 31 Dec. 31
                                    -----------------------------
    Quarters ended (in thousands)        2004           2003
---------------------------------   -------------   -------------
Demand deposit accounts             $   4,239,684   $   4,197,814
NOW accounts                            5,990,184       6,135,210
Customer repurchase agreements            880,544         963,885
Savings accounts                        3,217,946       3,138,766
Money market accounts                   7,017,860       6,744,627
Certificates of deposits                6,108,153       6,138,121
  Total                             $  27,454,371   $  27,318,423

    LOAN COMPOSITION - Average

                                            Dec. 31       Sept. 30        June 30
Quarters ended (in thousands)                2004           2004           2004
--------------------------------------   ------------   ------------   ------------
  Commercial real estate                 $  5,788,936   $  5,621,144   $  5,014,765
  Commercial industrial loans               6,953,564      6,534,378      6,214,663
  Other                                       857,351        850,871        855,453
Total commercial loans                     13,599,851     13,006,393     12,084,881
  Home equity loans                         9,245,711      8,177,146      7,206,082
  Auto loans                                4,266,466      4,198,175      3,636,061
  Other                                       508,705        544,404        460,269
Total consumer loans                       14,020,882     12,919,725     11,302,412
Total residential loans                     8,199,190      6,675,476      4,854,811
Total loans                              $ 35,819,923   $ 32,601,594   $ 28,242,104

                                           Mar. 31 Dec. 31
                                    -----------------------------
Quarters ended (in thousands)           2004            2003
---------------------------------   -------------   -------------
  Commercial real estate            $   4,869,200   $   4,662,734
  Commercial industrial loans           5,669,558       5,336,532
  Other                                   874,302         881,626
Total commercial loans                 11,413,060      10,880,892
  Home equity loans                     6,666,343       6,241,296
  Auto loans                            3,457,105       3,248,915
  Other                                   348,921         319,592
Total consumer loans                   10,472,369       9,809,803
Total residential loans                 5,105,900       4,726,609
Total loans                         $  26,991,329   $  25,417,304

      Sovereign Bancorp, Inc. and Subsidiaries
      RECONCILIATION OF OPERATING EARNINGS TO REPORTED EARNINGS
      (unaudited)

        Operating earnings represent net income excluding the after-tax effects of special items, including significant gains or losses that are unusual in nature or are associated with acquiring or integrating businesses, losses on the early retirement of debt, other than temporary impairment charges on Fannie Mae and Freddie Mac preferred equity securities, amortization of intangible assets, and stock based compensation arrangements. Additionally, for 2004, operating earnings excludes the impact of EITF 04-8. See Note 2 below for details of this accounting pronouncement. The table below reconciles our GAAP earnings to operating earnings.

    (dollars in thousands, except
     per share data - all amounts are
     after tax)
                                              Quarter Ended Total dollars
                                         ------------------------------------
                                           Dec. 31     Sept. 30     Dec. 31
                                            2004         2004         2003
                                         ----------   ----------   ----------
Net income as reported                   $  137,429   $   82,542   $  112,587
Contingently convertible trust
 preferred interest expense, net of
 tax (1)                                      6,318        6,310            -
Net income/(loss) for EPS purposes       $  143,747   $   88,852   $  112,587

Weighted average diluted shares for
 GAAP EPS                                   377,625      367,782      298,508

Reconciliation to operating earnings

Weighted average diluted shares for
 GAAP EPS                                   377,625      367,782      298,508
Exclude dilutive effect of EITF 04-8
 on contingently convertible debt (1)       (26,082)     (26,082)           -
Adjusted weighted average diluted
 shares                                     351,543      341,700      298,508

Net income and EPS as reported based
 on adjusted share count (1)             $  137,429   $   82,542   $  112,587

  Business acquisitions:
    Merger related and integration
     costs (3)                               (3,360)      18,162            -
    Provision for loan loss                       -            -            -
  Loss on debt extinguishment                     -       42,605            -

  Impairment charges on FNMA and FHLMC
   Preferred Stock                           20,891            -            -
  Amortization of intangibles                12,562       14,578       12,112
  Stock based compensation (2)                3,679        3,671        2,555
Operating earnings                       $  171,201   $  161,558   $  127,254

                                               Quarter Ended Per share
                                         ------------------------------------
                                           Dec. 31     Sept. 30     Dec. 31
                                            2004         2004         2003
                                         ----------   ----------   ----------
Net income as reported
Contingently convertible trust
 preferred interest expense, net of
 tax (1)

Net income/(loss) for EPS purposes       $     0.38   $     0.24   $     0.38

Weighted average diluted shares for
 GAAP EPS

Reconciliation to operating earnings

Weighted average diluted shares for
 GAAP EPS

Exclude dilutive effect of EITF 04-8
 on contingently convertible debt (1)
Adjusted weighted average diluted
 shares

Net income and EPS as reported based
 on adjusted share count (1)             $     0.39   $     0.24   $     0.38

  Business acquisitions:
    Merger related and integration
     costs (3)                                (0.01)        0.05            -
    Provision for loan loss                       -            -            -
  Loss on debt extinguishment                     -         0.12            -

  Impairment charges on FNMA and FHLMC
   Preferred Stock                             0.06            -            -
  Amortization of intangibles                  0.04         0.04         0.04
  Stock based compensation (2)                 0.01         0.01         0.01
Operating earnings                       $     0.49   $     0.47   $     0.43

                                                    Year to Date
                                                    Total dollars
                                               -----------------------
                                                Dec. 31      Dec. 31
                                                  2004         2003
                                               ----------   ----------
Net income as reported                         $  453,552   $  401,851
Contingently convertible trust

 preferred interest expense, net of tax (1)        21,212            -
Net income/(loss) for EPS purposes             $  474,764   $  401,851

Weighted average diluted shares for
 GAAP EPS                                         350,296      290,477

Reconciliation to operating earnings

Weighted average diluted shares for GAAP EPS 350,296 290,477 Exclude dilutive effect of EITF 04-8
 on contingently convertible debt (1)             (21,736)           -
Adjusted weighted average diluted shares          328,560      290,477

Net income and EPS as reported based
 on adjusted share count (1)                   $  453,552   $  401,851

  Business acquisitions:

    Merger related and integration costs (3)       30,134            -
    Provision for loan loss                         3,900            -
  Loss on debt extinguishment                      42,605       18,838

  Impairment charges on FNMA and FHLMC
   Preferred Stock                                 20,891            -
  Amortization of intangibles                      51,186       50,100
  Stock based compensation (2)                     14,579       10,819
Operating earnings                             $  616,847   $  481,608

                                                    Year to Date
                                                      Per Share
                                               -----------------------
                                                Dec. 31      Dec. 31
                                                  2004         2003
                                               ----------   ----------
Net income as reported
Contingently convertible trust
 preferred interest expense, net of tax (1)
Net income/(loss) for EPS purposes             $     1.36   $     1.38

Weighted average diluted shares for
 GAAP EPS

Reconciliation to operating earnings

Weighted average diluted shares for GAAP EPS
Exclude dilutive effect of EITF 04-8
 on contingently convertible debt (1)
Adjusted weighted average diluted shares

Net income and EPS as reported based
 on adjusted share count (1)                   $     1.38   $     1.38

  Business acquisitions:

    Merger related and integration costs (3)         0.10            -
    Provision for loan loss                          0.01            -
  Loss on debt extinguishment                        0.13         0.07

  Impairment charges on FNMA and FHLMC
   Preferred Stock                                   0.06            -
  Amortization of intangibles                        0.16         0.17
  Stock based compensation (2)                       0.04         0.04
Operating earnings                             $     1.88   $     1.66

                                                    Forward-
                                                    Looking
                                                   Per Share
                                                     2005
                                                 -------------
Net income as reported
Contingently convertible trust
 preferred interest expense, net of tax (1)
Net income/(loss) for EPS purposes               $1.84 - $1.94

Weighted average diluted shares for GAAP EPS

Reconciliation to operating earnings

Weighted average diluted shares for GAAP EPS
Exclude dilutive effect of EITF 04-8
 on contingently convertible debt (1)
Adjusted weighted average diluted shares

Net income and EPS as reported based
 on adjusted share count (1)

  Business acquisitions:

    Merger related and integration costs (3)         .04 - .06
    Provision for loan loss                                  -
  Loss on debt extinguishment                                -

  Impairment charges on FNMA and FHLMC
   Preferred Stock

  Amortization of intangibles                             0.12
  Stock based compensation (2)                            0.05
Operating earnings                               $2.05 - $2.17

    (1) Effective in the fourth quarter of 2004, Sovereign adopted EITF 04-8 "Accounting Issues Related to Certain Features of Contingently Convertible Debt and the Effect on Diluted Earnings per Share." This EITF requires the potential dilution from contingently convertible debt be included in the calculation of diluted earnings per share upon the issuance of the debt and that the after tax impact of the interest expense on this debt be added back to net income for earnings per share purposes. Sovereign issued $800 million of contingently convertible trust preferred equity income redeemable securities in the first quarter of 2004. Prior period earnings per share were restated. We have excluded the impact of this pronouncement in our calculation of 2004 operating earnings per share.

    (2) Stock based compensation encompasses arrangements with employees under which the Company's obligation will be settled by using stock rather than cash and includes expense related to stock options, restricted stock, bonus deferral plans, and ESOP expense.

    (3) In the fourth quarter of 2004, Sovereign subleased and terminated certain lease obligations on Sovereign branches that were closed as a result of the First Essex and Seacoast acquisitions. This resulted in an after-tax benefit of $3.4 million when compared with our initial accrual estimates on these specific branch locations.

      Sovereign Bancorp, Inc. and Subsidiaries
      SUPPLEMENTAL INFORMATION
      (unaudited)

    Purchase of First Essex Bancorp Inc. ("First Essex")

    On February 6, 2004 Sovereign completed the purchase of First Essex and the results of its operations are included from purchase date through December 31, 2004. Sovereign issued 12.7 million shares of common stock and exchanged Sovereign stock options for existing First Essex stock options, whose combined value totaled $209.4 million and made cash payments of $208.2 million to acquire and convert all outstanding First Essex shares and stock options and pay associated fees. The preliminary purchase price was allocated to acquired assets and liabilities of First Essex based on fair value as of February 6, 2004. The company is in the process of finalizing these values and as such the allocation of the purchase price is subject to revision.

    Assets and Liabilities Acquired from First Essex:
    (dollars in millions)

Assets
Investments                   $      395.0
Loans:
  Commercial                         710.4
  Consumer                           435.6
  Residential mortgages               52.2

    Total loans                    1,198.2
Less allowance for loan
 losses                              (14.7)
    Total loans, net               1,183.5
Federal funds and cash              (199.0)
Premises and equipment, net            9.4
Other assets                          71.7
Core deposit intangible               15.5
Goodwill                             258.9

    Total assets              $    1,735.0

Liabilities
Deposits:
  Core                        $      777.0
  Time                               488.6
    Total deposits                 1,265.6
Borrowings and other debt
 obligations                         237.0
Other liabilities                     23.0

Total liabilities             $    1,525.6

    In connection with the First Essex acquisition, Sovereign recorded charges against its earnings for the three-month period ended March 31, 2004 for an additional loan loss provision of $6.0 million pretax ($3.9 million net of tax) to conform First Essex's allowance for loan losses to Sovereign's reserve policies and for merger related expenses of $23.6 million pretax ($15.3 million net of tax).

      Sovereign Bancorp, Inc. and Subsidiaries
      SUPPLEMENTAL INFORMATION
      (unaudited)

    Purchase of Seacoast Bancorp Inc. ("Seacoast")
    On July 23, 2004, Sovereign completed the purchase of Seacoast and the results of its operations are included from purchase date through December 31, 2004. Sovereign issued 36.2 million shares of common stock and exchanged Sovereign stock options for existing Seacoast stock options, whose combined value totaled $817.5 million and made cash payments of $256.2 million to acquire and convert all outstanding Seacoast shares and stock options and pay associated fees. The preliminary purchase price was allocated to acquired assets and liabilities of Seacoast based on fair value as of July 23, 2004. The company is in the process of finalizing these values and as such the allocation of the purchase price is subject to revision.

    Assets and Liabilities Acquired from Seacoast:
    (dollars in millions)

Assets
Investments                   $      692.0
Loans:
  Commercial                         966.4
  Consumer                         1,015.2
  Residential mortgages            2,120.4

    Total loans                    4,102.0
Less allowance for loan
 losses                              (49.4)
    Total loans, net               4,052.6
Cash paid, net of cash
 acquired                             (9.2)
Premises and equipment, net           56.5
Other assets                          39.5
Core deposit intangible               45.0
Goodwill                             838.9

    Total assets              $    5,715.3

Liabilities
Deposits:
  Core                        $    2,451.5
  Time                             1,202.9
    Total deposits                 3,654.4
Borrowings and other debt
 obligations                       1,158.5
Other liabilities                     84.9

Total liabilities             $    4,897.8

    In connection with the Seacoast acquisition, Sovereign recorded charges against its earnings for the three-month period ended September 30, 2004 for merger related expenses of $27.9 million pretax ($18.2 million net of tax).

SOURCE  Sovereign Bancorp, Inc.

    -0-                             01/18/2005
    /CONTACT: FINANCIAL: Jim Hogan, +1-610-320-8496, or jhogan@sovereignbank.com, or Mark McCollom, +1-610-208-6426, or mmccollo@sovereignbank.com, or Stacey Weikel, +1-610-208-6112, or sweikel@sovereignbank.com; or MEDIA: Ed Shultz, +1-610-378-6159, or eshultz1@sovereignbank.com, all of Sovereign Bancorp/
    /Web site:  http://www.sovereignbank.com /